Exhibit 10.1

1 Hershey Drive Smith Falls, ON K7A 0A8
(855)558-9333
invest@canopygrowth.com
www.canopygrowth.com

July 9, 2025

Thomas Stewart

Employee #: 3990

BY EMAIL

Dear Tom:

Effective July 9, 2025, the Company would like you take on the interim role of Interim, Chief Financial Officer. In exchange for your agreement to act in this role, the Company will pay you a monthly stipend of an additional $7,500 per month over and above your base salary payable in equal instalments. The agreement will be in place until the Company selects a permanent Chief Financial Officer. The Company will provide you with 2 weeks’ notice of the end of the interim assignment.

For further clarity on the monthly stipend payment instalments, payment schedule is outlined below:

•	Interim work completed between July 9, 2025, to August 9, 2025, will be paid on August 22, 2025

•	Interim work completed between August 10, 2025, to September 9, 2025, will be paid on September 19, 2025

•	Interim work completed between September 10, 2025, to October 9, 2025, will be paid on October 17, 2025

Should the interim assignment continue after October, an additional payment schedule will be provided.

In addition to the monthly stipend, the Company will also provide you with the following:

•	Your FY26 STI plan will be calculated at 75% of your base salary and monthly stipend and prorated based on your time in the temporary interim assignment.

Please note that except as explicitly changed within this letter, all other terms of your Employment Agreement, as amended by any subsequent amending agreement(s), remain intact. In the event that you do not remain in the interim role, regardless of the reason for the same, you understand and agree that your change from the interim role will not constitute constructive dismissal.

Canopy Growth Corporation would like to take this opportunity to thank-you for your past, present and future contributions!

Regards,

/s/ Jenny Brewer

Jenny Brewer

Chief Human Resources Officer

I acknowledge that I have read and understand the terms of employment set out above.

Dated at Avon, NY, this 9th day of July, 2025.

1 Hershey Drive         ●         Smiths Falls ON         ●        K7A 0A8        ●        +1.613.706-2185        ●        www.tweed.com

1 Hershey Drive Smith Falls, ON K7A 0A8
(855)558-9333
invest@canopygrowth.com
www.canopygrowth.com

/s/ Thomas C. Stewart
Signature

Thomas C. Stewart
Please Print Name

JOB DESCRIPTION

Position: Interim, Chief Financial Officer

•	Oversee all financial related matters where depth and scope are relative to the size of the company.

•	Create financial plans as defined by the board of directors.

•	Direct financing strategies, analysis, forecasting and budget management.

•	Develop tools and systems to provide critical financial and operational information to the CEO, leadership team, and divisions and make actionable recommendations on both strategy and operations.

•	Engage the board audit and investment committees around issues, trends, and changes in the operating model(s) and operational delivery.

•	Oversee accounting operations ensuring compliance with all relevant financial regulations

•	Oversee long-term budgetary planning and costs management in alignment with the company’s strategic plan.

•	Collaborate with the CEO and Board of Directors on Corporate Governance

•	Manage investor relations, including earnings calls

•	Mentor and develop the finance team, managing work allocation, training, problem resolution, and the building of an effective team dynamic.

•	Guide larger, cross-functional teams outside of direct span of control within the main program areas

•	Act as an advisor and support to leadership in strategy formulation, development and execution.

•	Monitor alignment of country strategy with overall Canopy corporate objectives and strategy.

•	Oversee, summarize and conduct analytics to support strategy development and specific targeted acquisitions/strategies.

•	Monitor industry developments (internal and external) and report on key insights and feedback.

•	Assist in evaluating individual acquisitions and "build out" initiatives to ensure alignment to strategy and develop tactical options for implementation.

•	Provide oversight to the IT team and ensure IT initiatives support business objectives, drive efficiency, and enhance security.

•	Assist in identifying key target businesses for investment and/or acquisition.

•	Other duties as assigned

1 Hershey Drive        ●         Smiths Falls ON       ●        K7A 0A8      ●        +1.613.706-2185      ●        www.tweed.com